UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 3, 2004

HUNTINGTON BANCSHARES INCORPORATED

(Exact name of registrant as specified in its charter)

Maryland	0-2525	31-0724920

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Huntington Center 41 South High Street Columbus, Ohio	43287

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(614) 480-8300

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

     On November 3, 2004, Huntington Bancshares Incorporated issued a news release announcing that it expects to enter into formal supervisory agreements with its banking regulators providing for a comprehensive action plan designed to address its financial reporting and accounting policies, procedures, and controls and its corporate governance practices. Huntington also announced that it is in negotiation with Unizan Financial Corp. (“Unizan”) for a one-year extension of its pending merger agreement with Unizan and that Huntington intends to withdraw its current application with the Federal Reserve to acquire Unizan and resubmit the application for regulatory approval of the merger once it has successfully resolved the regulatory concerns. A copy of the news release is attached as Exhibit 99.1 to this report, and is incorporated herein by reference.

     The information contained or incorporated by reference in this Current Report on Form 8-K contains forward-looking statements, including certain plans, expectations, goals, and projections, which are subject to numerous assumptions, risks, and uncertainties. A number of factors, including but not limited to those set forth under the heading “Business Risks” included in Item 1 of Huntington’s Annual Report on Form 10-K for the year ended December 31, 2003, and other factors described from time to time in Huntington’s other filings with the Securities and Exchange Commission, could cause actual conditions, events, or results to differ significantly from those described in the forward-looking statements. All forward-looking statements included in this Current Report on Form 8-K are based on information available at the time of the Report. Huntington assumes no obligation to update any forward-looking statement.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit 99.1	—	News Release of Huntington Bancshares Incorporated, dated November 3, 2004.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTINGTON BANCSHARES INCORPORATED
Date: November 3, 2004	By:	/s/ Richard A. Cheap
Richard A. Cheap, Secretary

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EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	News Release of Huntington Bancshares Incorporated, dated November 3, 2004.

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